EXHIBIT 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

150 EAST 42ND STREET

NEW YORK, NEW YORK 10017

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

July 10, 2013

LabStyle Innovations Corp.

7 Menahem Begin Street, 23rd Floor

Ramat Gan, Israel 52681

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1(the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) filed by LabStyle Innovations Corp., a Delaware corporation (the “Company”) with the U.S. Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the registration by the Company for resale by the selling stockholders listed in the prospectus included as part of the Registration Statement (“Selling Stockholders”) of 7,936,690 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), which consists of 4,986,679 shares of Common Stock (the “Shares”) and 2,950,011 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of warrants held by certain of the Selling Stockholders (the “Warrants”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements, in connection with the Registration Statement, of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below including, without limitation: (i) the Registration Statement, as amended to date; (ii) the Certificate of Incorporation and Bylaws of the Company, each as amended to date; (iii) the Warrants; and (iv) records of meetings and consents of the Board of Directors of the Company provided to us by the Company. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares have been duly authorized, validly issued, fully paid and non-assessable and (ii) the Warrant Shares have been duly authorized for issuance, and upon receipt of the exercise price in accordance with the terms of the Warrants, and when certificates for the same have been duly executed and countersigned and delivered or other proper evidence of ownership issued in electronic form is issued, the Warrant Shares will be duly and validly issued, fully paid and non-assessable.

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We are opining solely on all applicable statutory provisions of the Delaware General Corporation Law and all applicable judicial determinations in connection therewith. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

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